Explanatory Note:

Boxabl Inc. has prepared this Form 1-A/A solely for the purpose of filing exhibits which were inadvertently not filed with the Form 1-A/A filed on June 29, 2021.

PART III

INDEX TO EXHIBITS

1.1	Broker-Dealer Agreement with Dalmore Group, LLC **

2.1	Fourth Amended and Restated Articles of Incorporation**

2.2	Bylaws **

3.1	Form of Second Amended Stockholders Agreement

4.1	Form of Subscription Agreement for Series A-1 Preferred Stock

4.2	Form of Subscription Agreement for Series A Preferred Stock

4.3	Form of Subscription Agreement for Series A-1 Preferred Stock - Republic

4.4	Form of Subscription Agreement for Series A-1 Preferred Stock - StartEngine

6.1	License Agreement with Build IP, LLC **

6.2	Facilities Lease Agreement **

6.3	Offering Listing Agreement with OpenDeal Broker LLC **

6.4	Initial Purchase Orders and Related Agreements**

6.5	Form of Room Module Order Agreement**

6.6	Promissory Note with Paolo Tiramani**

6.7	Posting Agreement with StartEngine Primary LLC

8.1	Form of Escrow Agreement **

11.1	Consent of dbbmckennon

12.1	Opinion regarding legality of the securities**

13.1	Boxabl Portion of Meet the Drapers Testing the Waters Transcript**

13.2	Boxabl Portion of Second Meet the Drapers Testing the Waters Transcript**

13.3	Boxabl Portion of Third Meet the Drapers Testing the Waters Transcript**

16.1	Draft Offering Circular **

** Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on July 8, 2021.

Boxabl, Inc.

By:	/s/ Paolo Tiramani
Paolo Tiramani, Chief Executive Officer

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Paolo Tiramani
Paolo Tiramani, Chief Executive Officer, Director, Principal Financial Officer, and Principal Accounting Officer
Date: July 8, 2021

/s/ Galiano Tiramani
Galiano Tiramani, Director
Date: July 8, 2021

/s/ Hamid Firooznia
Hamid Firooznia, Director
Date: July 8, 2021